UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 8, 2011

LSI CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	1-10317	94-2712976
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1621 Barber Lane
Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 433-8000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 8, 2011, the Compensation Committee of our Board terminated the existing LSI Corporation Severance Policy for Executive Officers, effective November 30, 2011.  Two new policies, the LSI Corporation Severance Policy for Executive Officers Non-Change-In-Control Program and the LSI Corporation Severance Policy for Executive Officers Change-In-Control Program, were adopted, effective December 1, 2011, and are attached hereto as Exhibit 10.1 and Exhibit 10.2, respectively.

The significant differences between the old policy and the new policies are:

•
Elimination of excise tax gross-up. The old policy contains a limited gross-up in the event that the excise tax imposed by Section 4999 of the Internal Revenue Code applied following a change in control of LSI. The new policies do not contain any such gross-up. Instead, if the excise tax applies, the benefits payable to a participant in the change-in-control program will be reduced to the greater of (x) a level that results in the excise tax not applying or (y) the level that results in the participant receiving, on an after-tax basis, the greatest amount.

•
Cash severance payable to officers other than the CEO if no change in control has occurred has been increased. The cash severance benefit payable in the event of a covered termination of employment when no change in control has occurred will be increased for executive officers other than our CEO as follows:

o	Chief Operating Officer: From 1 times base salary to 2 times base salary
o	Other executive officers: From 1 times base salary to 1.75 times base salary
•
Cash severance payable following a termination occurring after a change in control will be based on base salary and target bonus rather than base salary and 3-year average bonus. Under the old policy, the cash severance payable upon a covered termination of employment following a change in control is a multiple of the participant’s base salary and average annualized bonus paid over the preceding three years. Under the new policy, the cash severance will be a multiple of the participant’s base salary and target bonus.

•
Cash severance benefits to be paid over time if no change in control has occurred. Under the old policy, cash severance benefits are always payable in a lump sum following termination of employment. Under the new policies, cash severance benefits will be payable over time if no change in control has occurred, to the extent that doing so will not cause the payments to become deferred compensation for purposes of Section 409A of the Internal Revenue Code.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2011, our Board of Directors amended our by-laws to correct a typograpical error in Section 6.1, which relates to indemnification of officers and directors.  A copy of the amended by-laws is attached hereto as Exhibit 3.1.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.        Description

     3.1       By-laws of LSI Corporation
   10.1       LSI Corporation Severance Policy for Executive Officers Non-Change-in-Control Program
   10.2       LSI Corporation Severance Policy for Executive Officers Change-in-Control Program

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LSI CORPORATION

By:	/s/ Bryon Look
Bryon Look Executive Vice President, Chief Financial Officer and Chief Administrative Officer

Date: November 14, 2011